Exhibit 99.1

News Release

Investor Contact:
Paul Scoff
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Reports Second Quarter 2022 Results
Portsmouth, N.H., August 4, 2022 – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the second quarter ended June 30, 2022.
Second Quarter 2022 Highlights
•Net sales were $1,278.3 million for the second quarter of 2022, compared to net sales of $657.7 million for the second quarter of 2021.
•GAAP net loss was $45.3 million for the second quarter of 2022, compared to net loss of $45.6 million for the second quarter of 2021.
•Adjusted gross margin* was $51.1 million for the second quarter of 2022, compared to adjusted gross margin of $38.8 million for the second quarter of 2021.
•Adjusted EBITDA* was $7.0 million for the second quarter of 2022, compared to adjusted EBITDA of $3.0 million for the second quarter of 2021.
"Sprague's solid second quarter results were driven by continued strong execution across our portfolio of businesses. Global tightness in commodity markets created opportunities to leverage our supply and logistics expertise," said David Glendon, President and Chief Executive Officer.
Refined Products
•Volumes in the Refined Products segment increased 2% to 293.8 million gallons in the second quarter of 2022, compared to 289.5 million gallons in the second quarter of 2021.
•Adjusted gross margin in the Refined Products segment increased $2.7 million, or 10%, to $29.9 million in the second quarter of 2022, compared to $27.2 million in the second quarter of 2021.
“Sales volume increases in gasoline led to stronger results versus last year's second quarter," stated Mr. Glendon. "Despite the challenges of a backwardated market, our teams kept customers supplied while limiting inventories."
Natural Gas
•Natural Gas segment volumes decreased 7% to 10.9 million Bcf in the second quarter of 2022, compared to 11.7 million Bcf in the second quarter of 2021.
•Natural Gas adjusted gross margin increased $8.5 million, or 311%, to $5.8 million for the second quarter of 2022, compared to $(2.7) million for the second quarter of 2021.
"Our Natural Gas business enjoyed continued healthy results by optimizing our asset portfolio and logistical expertise in the constrained Northeast markets," added Mr. Glendon.
Materials Handling
•Materials Handling adjusted gross margin increased by $0.1 million, to $12.8 million for the second quarter of 2022, compared to $12.7 million for the second quarter of 2021.

"Materials Handling continued its steady contribution to our overall results, leveraging our extensive infrastructure assets," concluded Mr. Glendon.
Quarterly Distribution
On July 25, 2022, the Board of Directors ("Board") of Sprague’s general partner, Sprague Resources GP LLC, announced a cash distribution of $0.4338 per unit for the quarter ended June 30, 2022. The distribution will be paid on August 10, 2022 to unitholders of record as of the close of business on August 5, 2022.
2022 Guidance
As announced and described in our Form 8-K filing with the Securities and Exchange Commission on June 2, 2022, Sprague, and its general partner, Sprague Resources GP LLC, entered into an Agreement and Plan of Merger with Sprague HP Holdings, LLC, a wholly owned subsidiary of Hartree Partners, LP, and Sparrow HP Merger Sub, LLC, pursuant to which Sparrow HP Merger Sub, LLC will merge with and into the Partnership, with the Partnership surviving as a direct wholly owned subsidiary of Sprague Resources GP LLC and Hartree Partners, LP (the “Merger”).
In light of the proposed Merger, and as is customary during the pendency of a merger, Sprague Resources LP will not be hosting a conference call or providing financial guidance in conjunction with our second quarter 2022 earnings release.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
*Non-GAAP Financial Measures
EBITDA, adjusted EBITDA, adjusted gross margin and distributable cash flow are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts), changes in fair value of contingent consideration, adjusted for the impact of acquisition related expenses, and when applicable, adjusted for the net impact of retroactive legislation that reinstates an excise tax credit program available for certain of our biofuel blending activities that had previously expired.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.

Sprague defines distributable cash flow as adjusted EBITDA less cash interest expense (excluding imputed interest on deferred acquisition payments), cash taxes, and maintenance capital expenditures. Distributable cash flow calculations also reflect the elimination of compensation expense expected to be settled with the issuance of Partnership units, expenses related to business combinations and other adjustments. Distributable cash flow is a significant performance measure used by Sprague and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare the cash generating performance of the Partnership in relation to the cash distributions expected to be paid to its unitholders.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Cautionary Statement Regarding Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: our ability to complete the Merger in a timely manner, or at all; greater than expected operating costs, customer loss, business disruption and employee attrition as a result of the proposed Merger; diversion of management time on the proposed Merger and changes in management and other personnel before the closing of the Merger;the direct and indirect effects of the COVID-19 global pandemic and other public health developments on our business and those of our business partners, suppliers and customers, including Sprague; increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; political and economic conditions; the impact of security risks including terrorism, international hostilities and cyber-risk; and the inability to amend or extend the maturity of our Credit Agreement. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements. Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2022 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data
Three and Six Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Income Statements Data:
Net sales	$1,278,310	$657,672	$3,091,625	$1,693,805
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,261,935	659,803	2,991,013	1,584,585
Operating expenses	22,092	19,148	45,327	38,379
Selling, general and administrative	21,941	16,719	50,661	41,958
Depreciation and amortization	8,049	8,258	16,175	16,741
Total operating costs and expenses	1,314,017	703,928	3,103,176	1,681,663
Other operating income	—	9,725	—	9,725
Operating (loss) income	(35,707)	(36,531)	(11,551)	21,867
Other (loss) income	—	—	(1)	2
Interest income	115	77	143	143
Interest expense	(9,242)	(8,587)	(19,814)	(17,402)
(Loss) income before income taxes	(44,834)	(45,041)	(31,223)	4,610
Income tax (provision) benefit	(461)	(562)	3,874	(1,433)
Net (loss) income	(45,295)	(45,603)	(27,349)	3,177
Limited partners' interest in net (loss) income	$(45,295)	$(45,603)	$(27,349)	$3,177
Net (loss) income per limited partner unit:
Common - basic	$(1.73)	$(1.74)	$(1.04)	$0.13
Common - diluted	$(1.73)	$(1.74)	$(1.04)	$0.13
Units used to compute net income per limited partner unit:
Common - basic	26,236,612	26,226,255	26,235,585	25,066,494
Common - diluted	26,236,612	26,226,255	26,235,585	25,066,494
Distribution declared per unit	$0.4338	$0.6675	$0.8676	$1.3350

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Six Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	293,810	289,458	859,478	805,303
Natural gas (MMBtus)	10,895	11,692	28,556	30,527
Materials handling (short tons)	407	507	1,038	924
Materials handling (gallons)	96,697	124,444	184,851	182,303
Net Sales:
Refined products	$1,189,213	$589,142	$2,856,043	$1,505,342
Natural gas	70,510	51,360	196,354	153,935
Materials handling	12,871	12,725	25,964	24,771
Other operations	5,716	4,445	13,264	9,757
Total net sales	$1,278,310	$657,672	$3,091,625	$1,693,805
Reconciliation of Operating Income to Adjusted Gross Margin:
Operating (loss) income	$(35,707)	$(36,531)	$(11,551)	$21,867
Operating costs and expenses not allocated to operating segments:
Operating expenses	22,092	19,148	45,327	38,379
Selling, general and administrative	21,941	16,719	50,661	41,958
Depreciation and amortization	8,049	8,258	16,175	16,741
Other Operating Income		(9,725)		(9,727)
Change in unrealized (gain) loss on inventory	(21,998)	5,369	(6,629)	(20,888)
Change in unrealized value on natural gas transportation contracts	56,673	35,592	98,596	56,711
Total adjusted gross margin:	$51,050	$38,830	$192,579	$145,041
Adjusted Gross Margin:
Refined products	$29,868	$27,165	$83,994	$78,198
Natural gas	5,755	(2,725)	77,106	38,364
Materials handling	12,799	12,694	25,929	24,770
Other operations	2,628	1,696	5,550	3,709
Total adjusted gross margin	$51,050	$38,830	$192,579	$145,041

Sprague Resources LP
Reconciliation of Net Income to Non-GAAP Measures
Three and Six Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of net income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net (loss) income	$(45,295)	$(45,603)	$(27,349)	$3,177
Add/(deduct):
Interest expense, net	9,127	8,510	19,671	17,259
Tax provision	461	562	(3,874)	1,433
Depreciation and amortization	8,049	8,258	16,175	16,741
EBITDA	$(27,658)	$(28,273)	$4,623	$38,610
Add/(deduct):
Change in unrealized (gain) loss on inventory	(21,998)	5,369	(6,629)	(20,888)
Change in unrealized value on natural gas transportation contracts	56,673	35,592	98,596	56,711
Gain on sale of fixed assets not in the ordinary course of business and other operating income	—	(9,725)	—	(9,727)
Other adjustments	31	35	62	65
Adjusted EBITDA	$7,048	$2,998	$96,652	$64,771
Add/(deduct):
Cash interest expense, net	(7,672)	(6,664)	(16,902)	(14,031)
Cash taxes	(3,440)	(694)	2,473	(1,677)
Maintenance capital expenditures	(3,925)	(3,515)	(6,595)	(5,523)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	—	185	—	2,553
Other	—	(6)	—	—
Distributable cash flow	$(7,989)	$(7,696)	$75,628	$46,093